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                                                                   Exhibit 10(p)

                              SEPARATION AGREEMENT
                              --------------------


       THIS SEPARATION AGREEMENT is entered into this 17th day of December, 1997, by and between Oglebay Norton Company, a Delaware Corporation (the "Company"), and R. Thomas Green, Jr. ("Employee")


                                  WITNESSETH:

       WHEREAS, R. Thomas Green, Jr. has for many years enjoyed an employment relationship with the Company which has continued without interruption to the present; and

       WHEREAS, the parties mutually desire to enter into a comprehensive agreement to settle and satisfy all claims as related to the termination of said employment relationship;


       NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties agree as follows:


       1. EMPLOYMENT TERMINATION. The parties hereby acknowledge and agree that the employment relationship between the Company and Employee will be terminated as of June 30, 1999.

              A. Effective as of January 1,1998, Employee will step down as President and Chief Executive Officer of the Company. Employee will retain his position as Chairman of the Board until the time of the 1998 Annual Meeting. Employee will maintain his


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                     Board seat until the completion of his term in April of
                     1999. Re-election to the Board will be at the discretion of the Nominating Committee and the shareholders.

              B. The Company agrees to pay Employee a bonus for 1997 to equal not less than $225,000.00.

              C. Employee will continue to be employed by the Company in the capacity of a consultant until June 30, 1999. During such period the Company agrees to pay compensation for such services at a rate not less than his current base rate including a bonus of not less than the target amount as set forth in the bonus plan, or four hundred sixty-five thousand dollars ($465,000.00) per year whichever is greater. The Company shall further provide all other benefits as are provided to full-time salaried employees of the Company.

       2. LIFE INSURANCE. The Company further agrees to pay all premiums on Employee's seven hundred and twenty thousand dollar ($720,000.00) Executive Life Insurance Policy until such time as the policy is paid in full.

       3. RETIREMENT BENEFITS. Commencing July 1, 1999, the Company agrees to provide Employee with retirement benefits in accordance with the retirement plan in existence at that time.

       4. RETIREMENT PLANNING FEES. The Company shall pay up to $5,000.00 for any and all retirement planning consultation deemed necessary by Employee prior


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              to his retirement on June 30, 1999. In addition to the payment and reimbursement of expenses for such consultation, the Company shall pay to Employee an additional amount sufficient to pay all federal, state and local taxes incurred by Employee as a result of
              (a) the payment of the expense or receipt of the reimbursement and
              (b) the receipt of the additional payment.

       5. OFFICE SPACE. The Company further agrees to provide employee with a furnished office and necessary support services, including personal computer, telephone, fax, copying and secretarial services until June 30, 2004. Said office will be located off the company premises at a place of Employee's preference.

       6. CLUB MEMBERSHIPS. Membership dues and assessments for the Union Club will be paid by the Company through June 30, 2002. Membership dues and assessments for the Pepper Pike Club and the 50 Club shall be paid by the Company for as long as Employee desires to maintain his membership.

       7. ENTIRE AGREEMENT. This Separation Agreement contains the entire agreement between the parties and the terms hereof are contractual and not mere recitals. All prior agreements between the parties relating to employee's employment are hereby terminated. No modification or amendment of this Agreement shall be valid or binding unless contained in a written instrument and signed by the parties hereto.

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       8.     GOVERNING LAW. This Agreement shall be construed under the laws of the State of Ohio and shall in all respects be interpreted, enforced and governed under the law of said State.



                                          OGLEBAY NORTON COMPANY


                                          By: /s/ John D. Weil
                                             ---------------------------------
                                              John D. Weil
                                              Director


                                          By:  /s/ Ralph D. Ketchum
                                             ---------------------------------
                                             Ralph D. Ketchum
                                             Director


                                          DATE: 12/17/97
                                              ---------------------------------



                                         /s/ R. Thomas Green, Jr.
                                         -------------------------------------
                                         R. Thomas Green, Jr.

                                         DATE:  Dec. 17, 1997
                                              ---------------------------------











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